Exhibit 99




                      REPORT OF INDEPENDENT ACCOUNTANTS


To the Stockholders and
     Board of Directors of Chevron Corporation


In our opinion, the consolidated financial statements appearing on pages 38 through 53 of the 1993 Annual Report to the Stockholders of Chevron Corporation and the restated earnings per share amounts included in Item 5 of this Form 8-K, present fairly, in all material respects, the financial position of Chevron Corporation and its subsidiaries at December 31, 1993 and 1992, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1993, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

As discussed in Note 2 to the consolidated financial statements, effective January 1, 1992, the company changed its methods of accounting for postretirement benefits other than pensions and for income taxes.



PRICE WATERHOUSE LLP

San Francisco, California
February 25, 1994 except as to the
  restated earnings per share amounts
  included in Item 5 of this Form 8-K,
  which is as of May 11, 1994.